Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the consolidated financial statements of CISO Global, Inc (the “Company”), which are included by reference in the Registration Statement on Form S-8 (No. 333-).

Certified Public Accountants

Phoenix, Arizona

February 13, 2026